UNITED STATES

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Pernix Therapeutics Holdings, Inc.

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PERNIX THERAPEUTICS HOLDINGS, INC.

33219 Forest West Street

Magnolia, Texas 77354

June 11, 2010

To Our Stockholders:

As you know, on March 9, 2010 we announced the consummation of the merger involving Golf Trust of America, Inc. (“GTA”) and Pernix Therapeutics, Inc. (“PTI”). As a result of the merger, PTI became our wholly-owned subsidiary and GTA changed its name to Pernix Therapeutics Holdings, Inc.

Our first post-merger Annual Meeting of Stockholders of the combined company is scheduled for July 22, 2010 at 9:00 a.m., local time, at the Chicago Marriott Downtown Magnificent Mile, 540 North Michigan Avenue, Chicago, Illinois 60611.

This year, we are taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. We believe this approach provides you, as our stockholders, the proxy materials you need while reducing printing and postage costs associated with delivery and reducing the environmental impact of our Annual Meeting.

On this website, you will find our Proxy Statement for our 2010 Annual Meeting of Stockholders, our Form 10-K for GTA for the fiscal year ended December 31, 2009, and a Form 8-K announcing the closing of merger and which provides financial information for PTI as required under federal securities laws for the fiscal year ended December 31, 2009. Together, the Forms 10-K and 8-K constitute our Annual Report to Stockholders.

Thank you for your support of our company.

Sincerely,

Cooper C. Collins
President and Chief Executive Officer